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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8-K/A




            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) December 13, 1996

                    U.S. RESTAURANT PROPERTIES MASTER L.P.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                           41-1541631
(STATE OF OTHER JURISDICTION OF           1-9079            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)  (COMMISSION FILE NUMBER)  IDENTIFICATION NO.)

                           5310 Harvest Hill Rd.
                             Suite 270, LB 168
                            Dallas, Texas 75230
         (ADDRES OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 972-387-1487
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 13, 1996, pursuant to documents dated December 12, 1996,
U.S. Restaurant Properties Master L.P. (the "Registrant") acquired 30 parcels of land on which Grandy's restaurants are located. The 30 Grandy's restaurants are located in Texas, Oklahoma, and New Mexico. The acquisition was done pursuant to one purchase and sales agreement. The purchase price equaled $12,500,000 in cash and other capitalized costs equaled approximately $200,000. The selling entity was Grandy's, Inc., a California Corporation. Grandy's, Inc. is an operator of Grandy's restaurants. Funds for the acquisition were drawn on a bank line of credit.

On December 26, 1996, the Registrant acquired six Chili's restaurant properties located in Arkansas, Idaho, Nebraska, New Mexico, Utah, and Wyoming. The acquisition was done pursuant to an Agreement Regarding Partial Assignment and Assumption of Rights and obligations under Real Estate Purchase Agreement. The selling entities were Snowstate Restaurant Corporation, a Texas Corporation, and Franklin Restaurant Corporation, an Idaho Corporation. The purchase price equaled $9,000,000 in cash and other capitalized costs equaled approximately $200,000. Funds for the acquisition were drawn on the Registrant's bank line of credit.

The Sellers are not affiliated with the Company, any director or officer of the Company or any associate of any such director or officer.

The purchase prices, which were negotiated with the Sellers, were determined through internal analysis by the Company of historical cash flows and fair market values of the acquired Properties.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

     a.  FINANCIAL STATEMENTS

         Financial Statements for the Properties acquired and noted in Item
         2 are not available at this time and will be filed as soon as possible, but not later than 60 days from the date of this Form 8-K.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: January 21, 1997                   U.S. RESTAURANT PROPERTIES MASTER L.P.


                                          By: U.S. RESTAURANT PROPERTIES, INC.
                                              its Managing General Partner


                                          By: /s/ Robert J. Stetson
                                              ----------------------------------
                                              Robert J. Stetson
                                              President, Chief Executive Officer